Exhibit 10.23

SECOND AMENDMENT

TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) made effective on February 22, 2012 to the Executive Employment Agreement, dated as of November 9, 2010 (“Employment Agreement”), as amended by the Amendment to the Executive Employment Agreement, dated December 22, 2011, among Rosetta Stone Ltd., a Virginia corporation (together with its successors and assigns, the “Company”), and Stephen M. Swad (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement in connection with Executive’s promotion to President and Chief Executive Officer.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1.               Recital A. of the Employment Agreement is amended by deleting it in its entirety and substituting the following therefor:

A.                               The Company and Executive desire to enter into an agreement pursuant to which the Company will employ Executive as its President and Chief Executive Officer subject to the terms and conditions of this Agreement.

2.               Section 1. of the Employment Agreement is amended by deleting the reference to “Chief Financial Officer” and substituting the position with “President and Chief Executive Officer.”

3.               Section 2. of the Employment Agreement is amended by deleting it in its entirety and substituting the following therefor:

2.                                       Duties.

During the Service Term, Executive, as President and Chief Executive Officer of the Company, shall have all the duties and responsibilities customarily rendered by chief executive officers of companies of similar size and nature and such other duties and responsibilities as may be delegated from time to time by the Board in its sole discretion.  Executive will report to the Board.

Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and periods of illness or other incapacity) to the business of the Company and its Affiliates. With the prior consent of the Board, Executive will be permitted to serve on the boards of other companies so long as such service does not unreasonably interfere with his duties to the Company.

4.               Section 3. of the Employment Agreement is amended by deleting the first paragraph in its entirety and substituting the following thereof.

3.                                      Salary, Bonus and Benefits.

The Board shall make all decisions related to Executive’s base salary and the payment of bonuses, if any.  Executive’s Annual Base Salary and other compensation will be reviewed by the Board at least annually.

5.               Section 3. (a) of the Employment Agreement is amended by deleting the words “the CEO and” from the second line and replacing “$400,000” with “$500,000” in the third line of the section.

6.               Section 3. (b) of the Employment Agreement is amended by replacing “60%” with “100%” in the eighth line of the section.

7.               Section 3. (d) of the Employment Agreement is amended by deleting the following sentences: “The grants shall have such terms as are determined by the Board in accordance with the current stock plan in place at time of grant. Executive will be eligible to participate in a pending executive long-term performance plan that will be approved by the Board.  Executive will receive a minimum of 12.5% of the executive grant pool pursuant to the terms of the long term incentive program.”

8.               Section 5. (c) of the Employment Agreement is amended by replacing “CEO” with “Board” in the fifth line of the section.

9.               Section 5. (d) of the Employment Agreement is amended by replacing “CEO” with “Board” in the second line of the section.

10.         Section 5. (d) (i) is amended by deleting “or the CEO” from the fifth, eleventh, and twentieth lines of the subsection.

11.         Section 5. (e) is amended by deleting “the CEO or” from the sixth line of the section.

12.         Section 6. (a) (i) (3) and (4) are amended by replacing “(y) 12” with “(y) 18” in the third line of each subsection.

13.         Section 6. (a) (iii) is amended by replacing “twelve” with “eighteen” in the fourth and seventh lines on the subsection.

14.         Section 8. (a) is amended by replacing “CEO’s” with “Board’s” in the twelfth line of the section.

15.         Section 8. (b) is amended by replacing “CEO” with “Board” in the sixteenth and seventeenth lines of the section.

16.         Section 8. (c) is amended by replacing “CEO” with “Board” in the eleventh line of the section.

17.         Section 9. (a) is amended by replacing “twelve (12)” with “eighteen (18)” in the second line of the section and replacing “12-month” with “18-month” in the tenth line of the section.

18.         Section 9. (c) is amended by replacing “Chief Financial Officer” with “President and Chief Executive Officer” in the fourth line of the section.

19.         Section 11. is amended so that notices to the Company shall be addressed to the Chairman of the Board of Directors.

20.         Section 12. (b) is amended by deleting it in its entirety and substituting the following therefor:

(b)                                 Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

21.         Except as amended or modified hereby, all terms and conditions in the Employment Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth below.

EXECUTIVE

By:	/s/ Stephen Swad
Stephen Swad

Title:	President and Chief Executive Officer

Date:	2/22/2012

ROSETTA STONE LTD.

By:	/s/ Tom P.H. Adams
Tom P.H. Adams

Title:	Chairman of the Board of Directors

Date:	2/22/2012